Exhibit 10.21

BUMBLE INC.

RESTRICTED STOCK GRANT AND ACKNOWLEDGMENT

(Replacement Award for Class B Units (U.S. Holders))

THIS RESTRICTED STOCK GRANT AND ACKNOWLEDGEMENT (the “Agreement”), is made effective as of the date set forth on Exhibit A hereto the attached hereto between Bumble Inc. (together with its successors and assigns, the “Company”), the participant identified on the Participant signature page attached hereto (the “Participant”) and each of Buzz Holdings L.P. (“Bumble Holdings”).

R E C I T A L S:

WHEREAS, the Participant held a number of Class B Units (the “Aggregator Class B Units”) in Buzz Management Aggregator L.P. (“Bumble Aggregator”), which Aggregator Class B Units were issued in exchange for a contribution by the Participant of an equal number of Class B Units of Bumble Holdings (the “Units”), as specified on Exhibit A, attached hereto;

WHEREAS, a redemption of Bumble Aggregator was effected on or about the pricing of the initial public offering (the “IPO”), pursuant to which Bumble Aggregator redeemed the Aggregator Class B Units and, in exchange, distribute to the Participant the Units relating to the Aggregator Class B Units held by the Participant in Bumble Aggregator (the “Redemption”);

WHEREAS, following the Redemption, a reorganization of the various classes of units of Bumble Holdings, including the Units (the “Reclassification”), was effected on or about the pricing of the IPO of the shares of Common Stock (the “Shares”) par value $0.01 of the Company (the date of such Reclassification, the “Contribution Date”);

WHEREAS, in connection with the Reclassification, the Units held by the Participant were contributed by the Participant to the Company and, in exchange therefor, the Company shall issue Shares to the Participant with an equivalent intrinsic value based on the IPO Price (as defined below) (the “Contribution”), as described herein and otherwise subject to the terms of the Plan (as defined below);

WHEREAS, the Aggregator Class B Units were issued pursuant to and are governed by an Incentive Unit Award Agreement (the “Award Agreement”); and

WHEREAS, the Company has adopted the Bumble Inc. 2021 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.
The Contribution.
(a)
The Shares.
(i)
Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement and effective as of the Contribution Date, the Participant contributed the Units to the Company and the Company, in exchange therefor, issued to the Participant a whole number of vested Shares (the “Vested Shares”) and unvested Shares (the “Unvested Restricted

Shares,” together with the Vested Shares, the “Restricted Shares”) determined in the manner provided in Section 1(a)(ii), below. Exhibit A hereto specifies the number of Vested Shares and Unvested Restricted Shares received in exchange for the contribution of such Units.
(ii)
The number of Restricted Shares was calculated by the Committee in its sole discretion, such that (x) the intrinsic value of all such Units (calculated based on the price to public at which the Common Stock is sold in the Company’s initial public offering (the “IPO,” and such price, the “IPO Price”), the number of such Units held by the Participant prior to the Contribution and the relative rights and priorities applicable to the Units under Bumble Holdings’ organizational documents immediately prior to the Contribution) is equal to (y) the intrinsic value of all such Shares using the IPO Price, in each case, as calculated by the Committee.
(b)
Vesting.
(i)
The Vested Shares shall not be subject to any vesting conditions.
(ii)
The Unvested Restricted Shares shall vest and become Vested Shares in accordance with Exhibit B. To the extent the number of Unvested Restricted Shares is not evenly divisible by the number of vesting dates or events set forth in Exhibit B, the vesting installments shall be as equal as possible with the smaller installments vesting first.
(iii)
If the Participant’s employment with the Company and its Subsidiaries is terminated at any time, all Unvested Restricted Shares shall automatically and immediately be forfeited and canceled. In addition, if (x) the Participant’s employment with the Company and its Subsidiaries is terminated by the Company for Cause or (y) the Participant resigns at a time when grounds for a Termination for Cause existed, in either case, the Participant shall forfeit any Vested Shares for no consideration.
(c)
Section 83(b) Election. Within 20 days after the Contribution Date, the Participant shall provide the Company with a copy of a completed election under Section 83(b) of the Code in the form of Exhibit C attached hereto. The Participant shall timely (within 30 days following the Contribution Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that the Participant has made such timely filing and furnish a copy of such filing to the Company. The Participant should consult the Participant’s tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Restricted Shares.
(d)
Participant acknowledges that the Shares have not been registered under the Securities Act or any other state or foreign securities law, and accordingly, may not be offered, sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.
2.
Prior Agreements; Restrictive Covenants.
(a)
Restrictive Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly reaffirms and agrees, in consideration of the receipt of Restricted Shares hereunder, in the Participant’s capacity as a direct or indirect investor and equityholder in the Company and its Affiliates, the restrictive covenants set forth as Appendix A to the Award Agreement (as amended by that certain supplemental memorandum, dated as of July 2020, the “Restrictive Covenants” and such Appendix A, the “Restrictive Covenant Appendix”), with such changes to conform the Restrictive Covenants to reflect the Contribution and the IPO, including, but not limited to, the definitions of “Company Group” and “Competing Business” referenced therein, and such Restrictive Covenants are incorporated herein by reference. The Participant acknowledges and agrees that the remedies of the Company and its Affiliates at law for a breach or threatened breach of the Restrictive Covenants would be inadequate, and the Company and its Affiliates may suffer irreparable damages as a result of such breach or threatened breach by the Participant, regardless of whether the Participant then holds the Restricted Shares. In recognition of this fact, the Participant agrees that, in addition to any remedies at law, (i) in the event of such a breach or threatened breach, the Company shall be entitled to cease making any payments or providing any payments or providing any benefit otherwise required by this Agreement and (ii) in the event of such a breach, the Company and its Affiliates, without posting bond, shall be entitled to obtain equitable relief (to the extent ordered by a court of competent jurisdiction) in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between the Participant and the Company or any of its Affiliates. For purposes of this Agreement, “Restrictive Covenant Violation” means the Participant’s breach of any of the Restrictive Covenants or any similar provision applicable to the Participant.
(b)
Repayment of Proceeds. In the event of (i) a Restrictive Covenant Violation of any restrictive covenant contained in (A) Section 1 of the Restrictive Covenant Appendix occurs or (B) Section 2 or Section 3 of the Restrictive Covenant Appendix occurs within two years following Termination occurs, (ii) a Termination by the Company for Cause, or (iii) if the Company discovers within 12 months after a Termination that grounds for a Termination for Cause existed at the time of such Termination, in each case, then the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days after the Company’s request to the Participant therefor, an amount equal to the excess, if any, of the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) that the Participant received upon the sale or other disposition of, or distributions in respect of, (x) prior to the Contribution Date, the Units (including through the corresponding Aggregator Class B Units) and (y) the Shares issued hereunder. Any reference in this Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to a finding of, or Termination for, Cause.
3.
Book Entry; Certificates. The Company shall recognize the Participant’s ownership of Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (a) the vesting of the Unvested Restricted Shares pursuant to this Agreement and (b) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Shares. As soon as practicable following such time, any certificates for the Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional Shares. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Shares that have not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates (if any) to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
4.
Rights as a Stockholder. The Participant shall be the record owner of the Shares until or unless such Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares and rights to dividends or other distributions; provided, that the Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7.
5.
Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to the Participant as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 1 and 7 hereof and shall be substantially in the form set forth in Section 9(e) of the Plan.
6.
No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Shares hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.
7.
Assignment Restrictions; Lock-up.
(a)
The Unvested Restricted Shares may not, at any time prior to becoming Vested Shares pursuant to the terms of this Agreement, be Assigned and any such purported Assignment shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an Assignment.
(b)
The Participant further hereby agrees that the Participant shall, without further action on the part of the Participant, be bound by the provisions of the lock-up agreement executed by the executive officers of the Company to the same extent as if the Participant had directly executed such lock-up letter himself or herself. Such lock-up agreement will provide that the Participant shall not, subject to specified exceptions, dispose of or hedge any Shares or securities convertible into or exchangeable for Shares during the period from the date of the final prospectus relating to the IPO and continuing through the date 180 days after the date of such prospectus, except with the prior written consent of the representatives of the underwriters for the IPO.
8.
“Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.
9.
Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Shares, the grant or vesting of the Shares, or any payment or transfer with respect to the Shares at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

10.
Securities Laws; Cooperation. Upon the vesting of any Unvested Restricted Shares pursuant to Exhibit B attached hereto, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. The Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.
11.
Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
12.
Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Participant, the Company, and any transferees who hold Shares pursuant to a valid Assignment, hereby submits to the exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding, or judgment. EACH OF THE PARTICIPANT, THE COMPANY, AND ANY TRANSFEREES WHO HOLD SHARES PURSUANT TO A VALID ASSIGNMENT HEREBY IRREVOCABLY WAIVES (A) ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE DELAWARE, (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND (C) ANY RIGHT TO A JURY TRIAL.
13.
Shares Subject to the Plan; Amendment. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially and adversely affect the rights of the Participant hereunder without the consent of the Participant. Notwithstanding anything in this Agreement or the Plan to the contrary, the Company may amend and update the number of Shares in Exhibit A prior to or following the effective date of the IPO based on the IPO Price.
14.
Bumble Holdings. The Participant agrees and acknowledges that, upon consummation of the Redemption, the Participant will (a) hold no Units and no Aggregator Class B Units, (b) no longer be a limited partner of Bumble Aggregator and (c) have no surviving rights under the governing documents of Bumble Holdings.

15.
Acknowledgement; Entire Agreement. Subject to Section 2, this Agreement, together with any other equity-based awards that the Participant may receive in connection with the Contribution and the IPO, are in replacement of, and supersede in all respects, the Units and the Aggregator Class B Units and the Award Agreement (except as relates to the Restrictive Covenants and expressly set forth in this Agreement). This Agreement and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter; provided, that if the Company or any of its Subsidiaries or Affiliates from time to time is or becomes a beneficiary under one or more other confidentiality, nondisclosure, non-competition, non-solicitation, intellectual property or non-disparagement provisions applicable to the Participant under a written agreement, policy and/or plan, such other agreement(s), policy(ies) or plan(s) shall remain in full force and effect and continue in addition to this Agreement.

[Signatures on next page.]

IN WITNESS WHEREOF, the Participant acknowledges and accepts the terms of this Agreement which shall be effective as of the date set forth on the Exhibit A.

PARTICIPANT

/s/ Elizabeth Monteleone

Name:	Elizabeth Monteleone

[Signature Page - Replacement Award for Units of the Buzz Partnerships]

Agreement acknowledged and confirmed:

BUZZ HOLDINGS L.P.			BUMBLE INC.

By:	/s/ Whitney Wolfe Herd		By:	/s/ Whitney Wolfe Herd
	Name:	Whitney Wolfe Herd		Name:	Whitney Wolfe Herd
	Title:	Authorized Signatory		Title:	Authorized Signatory

[Signature Page - Replacement Award for Units of the Buzz Partnerships]

Exhibit A

Name: Elizabeth Monteleone

Date of Grant: February 10, 2021

Class B Units
			Units		Shares
	Date of Acquisition of Class B Units	Vesting Reference Date	Number of Vested Class B Units	Number of Unvested Class B Units	Number of Vested Shares	Number of Unvested Restricted Shares
Time-Based Units	June 19, 2020	January 29, 2020	45,794	183,175	2,448	9,792
Performance-Based Units			—	152,645	—	8,160
Total			45,794	335,820	2,448	17,952

The numbers of Shares set forth above assumes that the number of Shares issued in respect of Units is calculated based on the total number of Units (rounded down to the nearest whole share), and designated a Vested Share or an Unvested Restricted Share based on the vesting schedule set forth in Exhibit B.

A-1

Exhibit B

Vesting Terms

Time-Vesting Unvested Restricted Shares.

60% of the Restricted Shares granted hereunder shall be the “Time-Vesting Unvested Restricted Shares” and shall become, or became, as applicable, Vested Shares as to 20% of such Time-Vesting Unvested Restricted Shares on each of the first, second, third, fourth and fifth anniversaries of the Vesting Reference Date (as set forth on Exhibit A), subject to Participant’s continued employment or service through each applicable vesting date.

Notwithstanding the foregoing, if the Participant’s employment or service, as applicable, is terminated without Cause by the Company or its then-Affiliates in the two-year period following a Change in Control, then all then-outstanding Time-Vesting Unvested Restricted Shares (or substitute equity or consideration of purchaser or its Affiliates, as applicable) shall vest upon the Participant’s Termination.

Performance-Based Unvested Restricted Shares.

40% of the Restricted Shares granted hereunder shall be the “Performance-Based Unvested Restricted Shares” and shall become Vested Shares at such time, prior to a Termination that The Blackstone Group Inc. and its Affiliates (“Sponsor”) shall have received cash proceeds (excluding tax distributions (as defined in the Bumble Holdings’ organizational documents) to Sponsor up to Sponsor’s pro rata share of Bumble Holdings’ net taxable income multiplied by a 30% combined U.S. federal and state tax rate) in respect of Sponsor’s investment in Class A Units of Bumble Holdings, Common Units of Bumble Holdings and Shares held from time to time by Sponsor in an amount necessary to ensure both (x) a specified return on Sponsor’s cumulative invested capital in the Company and Bumble Holdings (the “MOIC Hurdle”) and (y) a specified annual internal rate of return on Sponsor’s cumulative invested capital in the Company and Bumble Holdings (the “IRR Hurdle”), as follows:

Portion of Performance-Based Unvested Restricted Shares	MOIC Hurdle	IRR Hurdle
33.3%	2.5x MOIC	17.5% IRR
33.3%	3.0x MOIC	17.5% IRR
33.4%	3.5x MOIC	17.5% IRR

For purposes of determining whether the applicable MOIC Hurdle and/or IRR Hurdle has been satisfied, as applicable:

•
MOIC calculations shall exclude any amount invested by Sponsor for the purpose of reducing MOIC (and not for any bona fide business purpose) and any returns thereon; and
•
For purposes of calculating MOIC and IRR, any portion of Sponsor’s investment that is transferred pursuant to a Post-Closing Syndication (as defined in Bumble Holdings’ organizational documents) shall not be treated as invested capital (i.e., any portion of such investment will be treated as never having been invested by Sponsor and the investment and any associated return shall be disregarded).

B-1

Upon the occurrence of a Change in Control, the Performance-Based Unvested Restricted Shares that would not become Vested Shares upon the occurrence of such Change in Control shall be forfeited immediately prior to the occurrence of such Change in Control.

2.
Forfeiture. Upon the Participant’s Termination, all Unvested Restricted Shares (after taking into account any accelerated vesting of any Time-Vesting Unvested Restricted Shares following a Change in Control, if applicable, as set forth above) will be forfeited. Notwithstanding anything to the contrary in the foregoing, all Unvested Restricted Shares and Vested Shares will terminate immediately upon (a) the Participant’s Termination that occurs due to a Termination by the Company or its Subsidiaries for Cause (or the Participant resigns while grounds for Cause exist) or (b) a Restrictive Covenant Violation, all Vested Shares shall also be forfeited, or, to the extent such Vested Shares are not able to be forfeited under applicable law, subject to the Call Option pursuant to Section 3 of this Exhibit B) and Vested Shares will be subject to the Call Option pursuant to Section 3 of this Exhibit B.

B-2

Exhibit C

ELECTION TO INCLUDE SHARES IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned acquired shares of Class A common stock (the “Shares”) of Bumble Inc. (the “Company”) on February 10, 2021 (the “Transfer Date”).

The undersigned desires to make an election to have the Shares taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2021 the excess, if any, of the fair market value of the Shares on the Transfer Date over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

The name, address and social security number of the undersigned:

Name:	Elizabeth Monteleone
Address:

SSN:	___________-_______-_____________

A description of the property with respect to which the election is being made: [ ] Shares of the Company

The date on which the property was transferred: the Transfer Date. The taxable year for which such election is made: calendar year 2021.

The restrictions to which the property is subject: The Shares are subject to time- and/or performance-based vesting conditions. If the undersigned ceases to be employed by the Company and its subsidiaries under certain circumstances, all or a portion of the Shares may be subject to forfeiture. The Shares are also subject to transfer restrictions.

The aggregate fair market value on the Transfer Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $[ ]

The aggregate amount paid for such property: $[ ]

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated:	, 2021
		Name:	Elizabeth Monteleone

C-1